UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014 (November 4, 2014)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Sale of Unregistered Securities

On October 31, 2014, the holders of $350,000 of debentures converted their debt into 2,333,333 restricted shares of Common Stock of the Company and two-year warrants to purchase 2,333,333 shares of Common Stock at an exercise price of $.30 per share. On November 3, 2014, a secured lender, which loaned us $500,000 in principal in November 2008, has converted the principal at a conversion price of $.06 per share into 8,333,333 shares of Common Stock and it received accrued and unpaid interest through the conversion date of an additional 40,483 shares, for a total of 8,373,816 shares. As a result of these debt conversions, $850,000 in principal of debt has been removed from the Company’s balance sheet. Exemption from registration is claimed under Section 3(a)(9) of the Securities Act of 1933, as amended, as an exchange of securities without the payment of any commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: November 4, 2014	/s/ Stephen Squires
STEPHEN SQUIRES
Chief Executive Officer

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